EXHIBIT 2.3.2

                          CERTIFICATE OF MERGER MERGING
                            PRIME CABLE FUND I, INC.
                              INTO GCI CABLE, INC.

   Pursuant to the provisions of Section 251(c) of the General Corporation Law of the State of Delaware and Alaska Statute 10.06.552, Prime Cable Fund I, Inc., a corporation organized and existing under the laws of the State of Delaware, and GCI Cable, Inc., a corporation organized and existing under the laws of the State of Alaska, do hereby certify that:

   1. GCI Cable, Inc. is the surviving corporation of a merger between Prime Cable Fund I, Inc., a Delaware corporation, and GCI Cable, Inc., an Alaska corporation.

   2. An Agreement and Plan of Merger has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with (i) Subsection 251(c) of the General Corporation Law of the State of Delaware in the case of Prime Cable Fund I, Inc., and (ii) Alaska Statute
10.06.544 in the case of GCI Cable, Inc., the surviving corporation.

   3. The name of the surviving corporation is "GCI Cable, Inc.," an Alaska corporation.

   4.  The  Articles  of  Incorporation  of  GCI  Cable,   Inc.,  the  surviving
corporation, shall be its Articles of Incorporation.

   5. The executed Agreement and Plan of Merger is on file at the principal place of business of GCI Cable, Inc., which is 2550 Denali Street, Suite 1000, Anchorage, Alaska 99503.

   6. A copy of the Agreement and Plan of Merger will be furnished by GCI Cable, Inc., the surviving corporation, on request and without cost, to any stockholder of Prime Cable Fund I, Inc. or GCI Cable, Inc.

   7. GCI Cable, Inc., the surviving corporation, hereby (i) agrees that it may be served with process in the State of Delaware in any proceeding for enforcement of any obligation of Prime Cable Fund I, Inc. as well as for enforcement of any obligation of GCI Cable, Inc., the surviving corporation, including any suit or other proceeding to enforce the right of any stockholders as determined in appraisal proceedings pursuant to section 262 of the Delaware General Corporation Law, and (ii) irrevocably appoints the Secretary of State of the State of Delaware as its agent to accept service of process in any such suit or other proceedings at the address set forth in paragraph 5 above, to which a copy of such process shall be mailed by the Secretary of State of the State of Delaware to GCI Cable, Inc.

   8. To facilitate execution, this Certificate of Merger may be executed in any number of counterparts as may be convenient or necessary, and it shall not be necessary that the signatures of all parties hereto or thereto be contained on any one counterpart hereof or thereof. Additionally, the parties hereto agree that for purposes of facilitating the execution of the Certificate of Merger (a) the signature pages taken from separate individually executed counterparts of this Certificate of Merger may be combined to form multiple fully executed counterparts and (b) a facsimile transmission shall be deemed to be an original signature. All executed counterparts of this Certificate of Merger shall be deemed to be originals, but all such counterparts taken together or collectively, as the case may be, shall constitute one and the same Certificate of Merger.


                                                          REGISTRATION STATEMENT
                                                                     Page II-144
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   IN WITNESS  WHEREOF,  this Certificate of Merger has been duly adopted by the constituent  corporations  in accordance  with the  provisions of Alaska Statute
10.06.530 et seq. and the Delaware General Corporation, approval has been given to such adoption by the holders of not less than the minimum number of votes necessary for such adoption in accordance with Alaska Statute 10.06.544 and
Section 228 of the Delaware General Corporation Law, and written notice has been given as provided in said Section 228, and this Certificate of Merger has been
executed as of the     day of          , 1996.

                                            PRIME CABLE FUND I, INC.
                                            (A Delaware corporation)

                                            By:
                                            Its:

ATTEST:
By:
Its:
                                            GCI CABLE, INC.
                                            (An Alaska corporation)

                                            By:
                                            Its:

ATTEST:
By:
Its:



                                                          REGISTRATION STATEMENT
                                                                     Page II-145
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